Exhibit 23.3
                                                                    ------------

                         CONSENT OF INDEPENDENT AUDITOR

     I consent to the incorporation by reference in this Registration Statement on Form S-8 of MedSource Technologies, Inc., of my report dated June 30, 1999 on
W. N. Rushwood, Inc. d.b.a. Hayden Precision Industries which is included in the Registration Statement (Form S-1) (Registration No. 333-76842) of MedSource Technologies, Inc.


/s/ James E. Yochum, CPA
James E. Yochum, CPA

West Seneca, New York
July 8, 2002